Exhibit 4.5A

                                 DIAMOND JO, LLC
                    THE OLD EVANGELINE DOWNS CAPITAL CORP.

               $233,000,000 8 3/4% SENIOR SECURED NOTES DUE 2012

                          REGISTRATION RIGHTS AGREEMENT




                                                                  April 16, 2004


JEFFERIES & COMPANY, INC.
11100 Santa Monica Boulevard
10th Floor
Los Angeles, California  90025

Ladies and Gentlemen:

            Diamond Jo, LLC, a Delaware limited liability company (the "COMPANY"), The Old Evangeline Downs Capital Corp., a Delaware corporation ("CAPITAL" and, together with the Company, the "ISSUERS"), and the Guarantors listed on the signature pages hereto under the heading "Guarantors," are issuing and selling to Jefferies & Company, Inc. (the "INITIAL PURCHASER"), upon the terms set forth in a purchase agreement, dated as of March 25, 2004 (the "PURCHASE AGREEMENT"), by and among the Initial Purchaser, the Issuers and the Guarantors listed on the signature pages hereto under the heading "Guarantors," $233,000,000 aggregate principal amount at maturity of the Issuers' 8 3/4% Senior Secured Notes due 2012, Series A, including the Guarantees (as defined below) endorsed thereon (the "NOTES").

            The Issuers and the Guarantors are seeking requisite approvals from applicable Iowa and Louisiana regulatory authorities to effect the Reorganization Transactions (as defined in the Indenture). If the approvals of the regulatory authorities are obtained for the Reorganization Transactions after the issuance of the Notes, then as a part of the Reorganization Transactions, the Indenture requires that Peninsula Gaming, LLC, a Delaware limited liability company (the "PARENT ISSUER"), execute and deliver a joinder to this Agreement substantially in the form of Exhibit A attached hereto (the "JOINDER") and become a party to this Agreement. Effective upon execution of the Joinder, all references in this Agreement to the "Issuers" shall include the Parent Issuer.

            As an inducement to the Initial Purchaser to enter into the Purchase Agreement, each of the Issuers and the Guarantors jointly and severally agrees with the Initial Purchaser, for the benefit of the holders of the Securities (as defined below) (including, without limitation, the Initial Purchaser), as follows:

1.    DEFINITIONS.

            Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

            ADVICE:  See the last paragraph of Section 6.

            AGREEMENT:  This Registration Rights Agreement.

            APPLICABLE PERIOD:  See Section 2(f).

            BUSINESS DAY: Any day, other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized or obligated by law, regulation or executive order to be closed.

            CLOSING DATE:  April 16, 2004.

            CONTROLLING PERSON:  See Section 8(a).

            DTC:  See Section 6(i).

            EFFECTIVENESS DATE: The 180th day following the Closing Date; provided, however, that if the Effectiveness Date would otherwise fall on a day that is not a Business Day, then the Effectiveness Date shall be the next succeeding Business Day.

            EFFECTIVENESS PERIOD:  See Section 3(a).

            EVENT:  See Section 4(a).

            EVENT DATE:  See Section 4(a).

            EXCHANGE ACT: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

            EXCHANGE OFFER:  See Section 2(a).

            EXCHANGE OFFER REGISTRATION STATEMENT:  See Section 2(a).



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

            EXCHANGE SECURITIES: The 8 3/4% Senior Secured Notes due 2012, Series B, of the Issuers, including the guarantees endorsed or to be endorsed thereon, substantially identical to the Notes and the Guarantees, except (i) that such securities shall have been registered pursuant to an effective registration statement under the Securities Act, (ii) that such securities shall not contain a restrictive legend thereon, (iii) that such securities shall not contain provisions relating to the accrual or payment of Liquidated Damages and
(iv) as described in the first sentence of Section 2(e).

            FILING DATE: The 90th day following the Closing Date; provided, however, that if the Filing Date would otherwise fall on a day that is not a Business Day, then the Filing Date shall be the next succeeding Business Day.

            GUARANTEES: The full and unconditional guarantee, on a senior secured basis by the Guarantors, as to payment of principal, interest, premium, if any, and the Weekly Liquidated Damages Amount, if any, with respect to the Notes.

            GUARANTOR: Each subsidiary of either of the Issuers that has executed or in the future executes a Guarantee in accordance with the Indenture.

            HOLDER:  Each holder of Registrable Securities.

            HOLDER INDEMNIFIED PARTIES:  See Section 8(a).

            INDEMNIFIED PARTY:  See Section 8(c).

            INDEMNIFYING PARTIES:  See Section 8(c).

            INDENTURE: The Indenture, dated as of the date hereof, by and among the Issuers, the Guarantors and U.S. Bank National Association, as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time, in accordance with the terms thereof.

            INITIAL SHELF REGISTRATION:  See Section 3(a).

            LOSSES:  See Section 8(a).

            MAXIMUM CONTRIBUTION AMOUNT:  See Section 8(d).

            NASD:  The National Association of Securities Dealers, Inc.

            PARTICIPATING BROKER-DEALER:  See Section 2(f).

            PERSON:  An  individual,  trustee,  corporation,  limited  liability




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

company, partnership, limited liability partnership, joint stock company, joint venture, trust, unincorporated organization or association, government or any agency or political subdivision thereof, union, business association, firm or other entity.

            PRIVATE EXCHANGE:  See Section 2(g).

            PRIVATE EXCHANGE SECURITIES:  See Section 2(g).

            PROSPECTUS:  The prospectus included in a Registration  Statement at the time that such Registration Statement is declared effective (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

            REGISTRABLE SECURITIES: The Notes (together with the Guarantees); provided, however, that any such security shall cease to be a Registrable Security when (i) it has been exchanged for an Exchange Security in the Exchange Offer as contemplated in Section 2(a) (provided, that any Exchange Security that is included in a Prospectus for use in connection with resales by Participating Broker-Dealers shall be deemed to be a Registrable Security with respect to Sections 8 and 11 until resale of such Registrable Security has been effected pursuant to a "Plan of Distribution" within the Applicable Period; (ii) a Shelf Registration registering such security under the Securities Act has been declared or becomes effective and such security has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Shelf Registration;) (iii) such security is sold pursuant to Rule 144 under the Securities Act under circumstances in which any legend borne by such security relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Issuers or pursuant to the Indenture; (iv) such security is eligible to be sold pursuant to paragraph (k) of Rule 144 under the Securities Act; or (v) such security shall cease to be outstanding.

            REGISTRATION STATEMENT: Any registration statement of the Issuers that covers any of the Securities and that is filed pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements to such registration statement and Prospectus (including post-effective amendments), all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference therein.

            RULE 144:  Rule 144 under the  Securities  Act,  as such rule may be




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

amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC.

            RULE 144A: Rule 144A under the Securities Act, as such rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

            RULE 415: Rule 415 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
            SEC:  The Securities and Exchange Commission.

            SECURITIES: The Notes, the Private Exchange Securities and the Exchange Securities, collectively.

            SECURITIES ACT: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

            SHELF EFFECTIVENESS DATE: With respect to a Shelf Registration, the 60th day after the filing of such Shelf Registration.

            SHELF FILING DATE: With respect to a Shelf Registration, the 30th day following (i) in the case of an Initial Shelf Registration, delivery of the Shelf Notice triggering the obligation to file such Initial Shelf Registration, and (ii) in the case of a Subsequent Shelf Registration, the cessation of effectiveness of the prior Shelf Registration; provided, however, that if the Shelf Filing Date would otherwise fall on a day that is not a Business Day, then the Shelf Filing Date shall be the next succeeding Business Day.

            SHELF NOTICE:  See Section 2(i).

            SHELF REGISTRATION: The Initial Shelf Registration and any Subsequent Shelf Registration.

            SPECIAL COUNSEL: Counsel chosen by the holders of a majority in aggregate principal amount of Securities.

            SUBSEQUENT SHELF REGISTRATION:  See Section 3(b).

            TIA:  The Trust Indenture Act of 1939, as amended.

            TRUSTEE: The trustee under the Indenture and, if any, the trustee under any indenture governing the Exchange Securities or the Private Exchange Securities.



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

            UNDERWRITTEN REGISTRATION or UNDERWRITTEN OFFERING:   A
registration in which securities of the Issuers are sold to an underwriter for reoffering to the public.

            WEEKLY LIQUIDATED DAMAGES AMOUNT: With respect to any Event, an amount per week per $1,000 principal amount of Registrable Securities equal to $0.05 for the first 90-day period immediately following the applicable Event Date, increasing by an additional $0.05 per week per $1,000 principal amount of Registrable Securities with respect to each subsequent 90-day period, up to a maximum amount of $0.20 per week per $1,000 principal amount of Registrable Securities.

2.    EXCHANGE OFFER.

      (a) The Issuers and the Guarantors shall:

            (i) prepare and file with the SEC promptly after the date hereof, but in no event later than the Filing Date, a registration statement (the "EXCHANGE OFFER REGISTRATION STATEMENT") on an appropriate form under the Securities Act with respect to a proposed offer (the "EXCHANGE OFFER") to the Holders to exchange any and all of the Notes for a like principal amount of Exchange Securities;

            (ii) use their respective reasonable best efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act as promptly as practicable after the filing thereof, but in no event later than the Effectiveness Date;

            (iii) keep the Exchange Offer Registration Statement effective until the consummation of the Exchange Offer pursuant to its terms; and

            (iv) unless the Exchange Offer would not be permitted by a policy of the SEC, use their respective reasonable best efforts to commence the Exchange Offer and to, on or prior to 45 days after the Exchange Offer Registration Statement is declared effective, consummate the Exchange Offer and issue Exchange Securities in exchange for all Notes validly tendered and not withdrawn prior thereto in the Exchange Offer.

      The Exchange Offer shall not be subject to any conditions, other than (i) that the Exchange Offer does not violate Applicable Law or any applicable interpretation of the staff of the SEC, and (ii) no action or proceeding shall have been instituted in any court or by any governmental agency which might materially impair the ability of the Issuers or the Guarantors to proceed with the Exchange Offer or, if required to



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

be made pursuant to Section 2(g), the Private Exchange.

      (b) The Exchange Securities shall be issued under, and entitled to the benefits of, the Indenture or a trust indenture that is substantially identical to the Indenture (other than such changes as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the TIA).

      (c) In connection with the Exchange Offer, the Issuers and the Guarantors shall:

            (i) mail, or cause to be mailed, to each Holder of record entitled to participate in the Exchange Offer a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal that is an exhibit to the Exchange Offer Registration Statement, and any related documents;

            (ii) use their respective reasonable best efforts to keep the Exchange Offer open for not less than 20 Business Days after the date notice thereof is mailed to the Holders (or longer if required by Applicable Law);

            (iii) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York;

            (iv) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York City time, on the last Business Day on which the Exchange Offer shall remain open; and

            (v) otherwise comply in all material respects with all laws applicable to the Exchange Offer.

      (d) As soon as practicable after the close of the Exchange Offer, the Issuers and the Guarantors shall:

            (i) subject to Section 2(i) hereof, accept for exchange all Notes validly tendered and not validly withdrawn pursuant to the Exchange Offer and the Private Exchange, if any;

            (ii) deliver to the Trustee for cancellation all Notes so accepted for exchange; and

            (iii) cause the Trustee promptly to authenticate and deliver to each Holder of Notes, Exchange Securities equal in aggregate principal amount to the Notes of such Holder so accepted for exchange; provided, that, in the case of any Notes held in global form by a depositary, authentication and delivery to such



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

depositary of one or more replacement Exchange Securities in global form in an equivalent principal amount thereto for the account of such Holders in accordance with the Indenture shall satisfy such authentication and delivery requirement.

      (e) Interest on each Exchange Security and each Private Exchange Security will accrue from the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from the date of original issue of the Notes. Each Exchange Security and each Private Exchange Security shall bear interest at the rate set forth thereon; provided, that interest with respect to the period prior to the issuance thereof shall accrue at the rate or rates borne by the Notes surrendered in exchange therefor from time to time during such period.

      (f) The Issuers and the Guarantors  shall include a "Plan of Distribution"
section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that (i) any broker or dealer registered under the Exchange Act that holds Notes that were acquired for its own account as a result of market-making activities or other trading activities (other than Notes acquired directly from the Issuers or any Affiliate of the Issuers) (a "PARTICIPATING BROKER-DEALER") may exchange such Notes pursuant to the Exchange Offer, however, such Participating Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with its initial sale of any Exchange Securities received by such Participating Broker-Dealer in the Exchange Offer and (ii) the Prospectus contained in the Exchange Offer
Registration Statement may be used to satisfy such prospectus delivery requirement. Such "Plan of Distribution" section shall also contain all other information with respect to such sales by such Participating Broker-Dealers that the SEC may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Participating Broker-Dealer or disclose the amount of Notes held by any such Participating Broker-Dealer, except to the extent required by the SEC. See the Shearman & Sterling no-action letter (available July 2, 1993). Such "Plan of Distribution" section shall also allow, to the extent and in the manner permitted by applicable policies and regulations of the SEC, the use of the Prospectus by all other Persons subject to the prospectus delivery requirements of the Securities Act. The Issuers and the Guarantors shall use their respective reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective and to amend and supplement the Prospectus in order to permit such Prospectus to be lawfully delivered by all Participating Broker-Dealers and other Persons subject to the prospectus delivery requirement of the Securities Act for such period of time as such Participating Broker-Dealers and Persons must comply with such requirements in order to resell the Exchange Securities (the "APPLICABLE PERIOD").



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

      (g) If, prior to consummation of the Exchange Offer, the Initial Purchaser holds any Notes acquired by it and having the status as an unsold allotment in the initial distribution of the Notes, the Issuers and the Guarantors shall, upon the request of the Initial Purchaser, simultaneously with the delivery of the Exchange Securities in the Exchange Offer, issue (pursuant to the same indenture as the Exchange Securities and subject to transfer restrictions thereon) and deliver to the Initial Purchaser, in exchange for such Notes held by the Initial Purchaser (the "PRIVATE EXCHANGE"), a like principal amount of debt securities of the Issuers, including guarantees endorsed thereon (the "PRIVATE EXCHANGE SECURITIES"), that are substantially identical to the Exchange Securities except for the placement of a restrictive legend on such Private Exchange Securities. The Private Exchange Securities shall be issued pursuant to the same Indenture as the Exchange Securities and shall bear the same CUSIP number as the Exchange Securities.

      (h) Each Person (including, without limitation, each Participating Broker-Dealer) participating in the Exchange Offer will be required to represent to the Issuers and the Guarantors in writing (which may be contained in the applicable letter of transmittal) prior to consummation of the Exchange Offer that: (i) any Exchange Securities acquired by such Person in the Exchange Offer will be acquired in its ordinary course of business; (ii) at the time of commencement and at the time of consummation of the Exchange Offer, such Person had and will have no arrangement or understanding with any other Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities to be received in the Exchange Offer in violation of the Securities Act; (iii) if such Person is not a Participating Broker-Dealer, it is not engaged in and does not intend to engage in, the distribution of the Exchange Securities; (iv) if such Person is a Participating Broker-Dealer, (A) it acquired the Notes for its own account as a result of market-making activities or other trading activities, (B) it may be deemed to be a statutory underwriter under the Securities Act and (C) will comply with the applicable provisions of the Securities Act (including, without limitation, the prospectus delivery requirements thereunder) in connection with any resale of Exchange Securities to be received in the Exchange Offer in exchange for such Notes; and
(v) such Person is not an "affiliate"  (as defined in Rule 405 of the Securities
Act) of either of the Issuers or, if it is an "affiliate" (as defined in Rule 405 of the Securities Act) of either of the Issuers, that it will comply with the registration and prospectus delivery requirements of the Securities Act applicable to it. See the Exxon Holdings Capital Corp. no-action letter (available May 13, 1988), the Morgan Stanley & Co. Incorporated no-action letter (available June 5, 1991) and the Shearman & Sterling no-action letter (available July 2, 1993).

      (i) If: (i) prior to the consummation of the Exchange Offer, either of the Issuers or the Holders of a majority in aggregate principal amount of Registrable Securities determines in its or their reasonable judgment that (A) the Exchange



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

Securities would not, upon receipt, be tradeable by the Holders thereof without restriction under the Securities Act and the Exchange Act and without material restrictions under applicable Blue Sky or state securities laws, or (B) the interests of the Holders under this Agreement, taken as a whole, would be materially adversely affected by the consummation of the Exchange Offer; (ii) applicable interpretations of the staff of the SEC would not permit the consummation of the Exchange Offer prior to the Effectiveness Date; (iii) subsequent to the consummation of the Private Exchange, any Holder of Private Exchange Securities so requests; (iv) the Exchange Offer is not consummated within 225 days of the Closing Date for any reason; or (v) in the case of (A) any Holder not permitted to participate in the Exchange Offer (including any broker-dealer that holds Notes acquired directly from the Issuers or any of their respective affiliates that is not permitted to participate in the Exchange Offer), or (B) any Holder participating in the Exchange Offer that receives Exchange Securities that may not be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of either of the Issuers within the meaning of the Securities Act) and, in each such case contemplated by this clause (v), such Holder notifies the Issuers within six months of consummation of the Exchange Offer, then the Issuers shall promptly deliver to the Holders (or in the case of an occurrence of any event described in clause (v) of this Section 2(i), to any such Holder) and the Trustee notice thereof (the "SHELF NOTICE") and shall as promptly as practicable thereafter (but in no event later than the Shelf Filing Date) file an Initial Shelf Registration pursuant to Section 3.

3.    SHELF REGISTRATION.

      If a Shelf  Notice is  required  to be  delivered  pursuant to clause (i),
(ii), (iii) or (iv) of Section 2(i), then this Section 3 shall apply to all Registrable Securities. Otherwise, upon consummation of the Exchange Offer in accordance with Section 2, the provisions of this Section 3 shall apply solely with respect to (i) Notes held by any Holder thereof not permitted to participate in the Exchange Offer, (ii) Notes held by any broker-dealer that acquired such Notes directly from the Issuers or any of their respective affiliates, and (iii) Exchange Securities that are not freely tradeable, in each case, as contemplated by clause (v) of Section 2(i), provided that the relevant Holder has duly notified the Issuers within six months of consummation of the Exchange Offer as required by clause (v) of Section 2(i).

      (a) Initial Shelf Registration. The Issuers and the Guarantors shall prepare and file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the "INITIAL SHELF REGISTRATION"). If the Issuers and the Guarantors have not filed an Exchange Offer Registration Statement, the Issuers and the Guarantors shall file with the SEC the Initial Shelf Registration on or prior to the Filing Date. Otherwise, the Issuers and the Guarantors shall file with the SEC the Initial Shelf Registration as



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

promptly as practicable following the delivery of the Shelf Notice, but in no event later than the Shelf Filing Date. The Initial Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Issuers and the Guarantors (i) shall not permit any securities other than the Registrable Securities to be included in any Shelf Registration, and (ii) shall use their respective reasonable best efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act no later than the Shelf Effectiveness Date and to keep the Initial Shelf Registration continuously effective under the Securities Act until the date that is 24 months after the date it is declared effective (subject to extension pursuant to the last paragraph of Section 6) (the "EFFECTIVENESS PERIOD"), or such shorter period ending when (i) all Registrable Securities covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration, or (ii) a Subsequent Shelf Registration covering all of the Registrable Securities has been declared effective under the Securities Act or (iii) there cease to be any outstanding Registrable Securities; provided, however, that the Effectiveness Period shall be reduced to the extent that the applicable provisions of Rule 144(k) under the Securities Act are amended or revised to reduce the two year holding period set forth therein.

      (b) Subsequent Shelf Registrations. If any Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the Registrable Securities registered thereunder), the Issuers and the Guarantors shall use their respective reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness file an amendment to the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Securities (a "SUBSEQUENT SHELF REGISTRATION"). If a Subsequent Shelf Registration is filed, the Issuers and the Guarantors shall use their respective reasonable best efforts to cause the Subsequent Shelf Registration to be declared effective as promptly as practicable after such filing and to keep such Subsequent Shelf Registration continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration, and any previously filed Subsequent Shelf Registration, was previously effective.

4. LIQUIDATED DAMAGES.

      (a) The Issuers and the Guarantors acknowledge and agree that the Holders will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if the Issuers and the Guarantors fail to fulfill their respective obligations under Sections 2 and 3. Accordingly, in the event of such failure, the Issuers and the Guarantors jointly and severally agree to pay liquidated damages to each Holder under the circumstances and to the extent set forth below:

            (i) if the Exchange Offer Registration Statement has not been filed with the SEC on or prior to the Filing Date;

            (ii) if the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to the Effectiveness Date; or

            (iii) if obligated to make the Exchange Offer pursuant to this Agreement, if the Issuers and the Guarantors have not exchanged Exchange Securities for all Notes validly tendered in accordance with the terms of the Exchange Offer within 45 days after the date on which the Exchange Offer Registration Statement is declared effective by the SEC;

            (iv) if obligated to file an Initial Shelf Registration and the Issuers and the Guarantors fail to file such Initial Shelf Registration with the SEC on or prior to Shelf Filing Date;

            (v) if an Initial Shelf Registration is filed and such Initial Shelf Registration is not declared effective on or prior to the Shelf Effectiveness Date; or

            (vi) if a Shelf Registration is filed and declared effective by the SEC but thereafter shall either be withdrawn by the Issuers or shall become subject to an effective stop order issued pursuant to Section 8(d) of the Securities Act suspending the effectiveness of such Registration Statement without being succeeded within 30 days by a Subsequent Shelf Registration filed and declared effective;

(each of the foregoing an "EVENT," and the date on which the Event occurs being referred to herein as an "EVENT DATE").

      Upon the occurrence of any Event, the Issuers shall pay, or cause to be paid (and the Guarantors hereby guarantee the payment of), in addition to amounts otherwise due under the Indenture and the Registrable Securities, as liquidated damages, and not as a penalty, to each Holder for each weekly period beginning on the Event Date an amount equal to the Weekly Liquidated Damages Amount per $1,000 principal amount of Registrable Securities held by such Holder, it being understood that the Issuers shall in no event be required to pay the Weekly Liquidated Damages Amount for more than one Event at any given time; provided, that such liquidated damages will, in each case, cease to accrue (subject to the occurrence of another Event) on the date on which all Events have been cured. An Event under clause (i) above shall be cured on the date that the Exchange Offer Registration Statement (or, if an Initial Shelf Registration is required to be filed pursuant to clause (i), (ii) or (iii) of Section 2(i), the date that such Initial Shelf Registration) is filed with the SEC; an Event under clause (ii) above shall be cured on the date that the Exchange Offer Registration Statement (or, if an Initial Shelf Registration is required to be filed pursuant to clause (i), (ii) or (iii) of Section 2(i), the date that such Initial Shelf Registration) is declared effective by the SEC; an Event under clause (iii) above shall be cured on the earlier of the date (A) the Exchange Offer is consummated with respect to all Notes validly tendered and not withdrawn or (B) the Issuers deliver a Shelf Notice to the Holders and the Trustee pursuant to clause (i), (ii) or (iii) of Section 2(i); an Event under clause (iv) above shall be cured on the date that such Initial Shelf
Registration is filed with the SEC; an Event under clause (v) above shall be cured on the date that such Initial Shelf Registration is declared effective by the SEC; and an Event under clause (vi) above shall be cured on the earlier of
(1) the date on which the applicable Shelf Registration is no longer subject to an order suspending the effectiveness thereof or proceedings relating thereto or
(2) a new Subsequent Shelf Registration is declared effective.

      (b) The Issuers shall notify the Trustee within five Business Days after each Event Date. The Issuers shall pay the liquidated damages due on the Registrable Securities by depositing with the Trustee, in trust, for the benefit of the Holders thereof, by 12:00 noon, New York City time, on or before the applicable semi-annual interest payment date for the Registrable Securities, immediately available funds in sums sufficient to pay the liquidated damages then due. The liquidated damages amount due shall be payable in the same manner as interest payments on the Notes on each interest payment date to the record Holder entitled to receive the interest payment to be made on such date as set forth in the Indenture.

5.    GAMING CONSENTS.

      Prior to consummating the Exchange Offer or filing the Initial Shelf Registration, as the case may be, the Issuers and the Guarantors shall make or obtain all Permits necessary in the Issuers' reasonable judgment for the consummation of the transactions contemplated hereby.

6.   REGISTRATION PROCEDURES.

      In connection with the registration of any Securities pursuant to Section 2 or 3, the Issuers and the Guarantors shall effect such registrations to permit the sale of such Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Issuers and the Guarantors shall:

      (a) Prepare and file with the SEC, as soon as practicable after the date hereof but in any event on or prior to the Filing Date, with respect to an Exchange

Offer Registration Statement, and on or prior to the Shelf Filing Date, with respect to a Shelf Registration, as prescribed by Sections 2 and 3, respectively, and use their respective reasonable best efforts to cause each such Registration Statement to become effective and remain continuously effective as provided in this Agreement; provided, that if (i) such filing is pursuant to Section 3 or (ii) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, (A) the Issuers shall notify the Holders of the Registrable Securities covered by such Registration Statement, their Special Counsel (if the Issuers have been notified of the identity of such Special Counsel), each Participating Broker-Dealer, the managing underwriters, if any, and their counsel (if the Issuers have been notified of the identity of such counsel) of such filing at least five Business Days prior to making such filing, (B) if requested, the Issuers and the Guarantors shall furnish to and afford the Holders of the Registrable Securities covered by such Registration Statement, their Special Counsel, each Participating Broker-Dealer, the managing underwriters, if any, and their counsel a reasonable opportunity to review, and shall make available for inspection by such Persons, copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed and such financial and other information and books and records of the Issuers and the Guarantors, as shall be reasonably necessary, in the opinion of Special Counsel and the respective counsels to such Participating Broker-Dealers and underwriters, to conduct a reasonable due diligence investigation within the meaning of the Securities Act, and (C) the Issuers and the Guarantors shall use their respective reasonable best efforts to cause the members, managers, officers, directors and employees of the Issuers and the Guarantors, and counsel and independent certified public accountants of the Issuers and the Guarantors, to respond to such inquiries, as shall be necessary, in the opinion of Special Counsel and the respective counsels to such Participating Broker-Dealers and underwriters, to conduct a reasonable due diligence investigation within the meaning of the Securities Act. The Issuers and the Guarantors may require each Holder, and each of such Holder's agents and representatives to agree to keep confidential any non-public information relating to the Issuers and the Guarantors received by such Holder or such agent or representative and not to disclose such information (other than to an affiliate or prospective purchaser who agrees to respect the confidentiality provisions of this Section 6(a)) until such information has been made generally available to the public unless the release of such information is required by law or necessary to respond to inquiries of regulatory authorities. The Issuers and the Guarantors shall not file any Registration Statement or Prospectus or any amendments or supplements thereto which the Holders must be afforded an opportunity to review prior to the filing of such document, if the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such

Registration Statement, their Special Counsel, any Participating Broker-Dealer or the managing underwriters, if any, or their counsel shall reasonably object to such filing within five Business Days after receipt of the Issuers' notice of filing described above in this Section 6(a).

      (b) Provide an indenture trustee for the Registrable Securities or the Exchange Securities, as the case may be, and cause the Indenture (or other indenture relating to the Registrable Securities) to be qualified under the TIA not later than the effective date of the first Registration Statement; in connection therewith, effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use their respective reasonable best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

      (c) Prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary in order to cause the Registration Statement to become effective and to keep such Registration Statement continuously effective for the time periods required hereby; cause the related Prospectus to be supplemented by any prospectus supplement required by Applicable Law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act, and comply fully with Rules 424, 430A and 462, as applicable, under the Securities Act in a timely manner; and comply in all material respects with the provisions of the Securities Act and the Exchange Act applicable thereto with respect to the disposition of all securities covered by such Registration Statement, as so amended, or in such Prospectus, as so supplemented, in accordance with the intended methods of distribution set forth in such Registration Statement, as so amended, and such Prospectus, as so supplemented.

      (d) Furnish to such selling Holders and Participating Broker-Dealers who so request (i) upon the Issuers' receipt, a copy of the order of the SEC declaring such Registration Statement and any post-effective amendment thereto effective, (ii) such reasonable number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including any documents incorporated therein by reference and all exhibits (including exhibits incorporated by reference) to such Registration Statement and each such amendment and supplement), (iii) such reasonable number of copies of the Prospectus included in such Registration Statement (including each preliminary prospectus and each supplement thereto), and such reasonable number of copies of the final Prospectus as filed by the Issuers and the Guarantors pursuant to Rule 424(b) under the Securities Act, in conformity with the requirements of the Securities Act, and (iv) any amendments and supplements required to be filed pursuant to Section 6(c) and any documents incorporated therein by reference and all exhibits thereto, including exhibits incorporated by reference, as such Person may reasonably request. Subject to the last paragraph of this Section 6, the Issuers and the Guarantors hereby consent to the use of the Prospectus by each of the selling Holders of Registrable Securities and by each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Securities covered by, or the sale by Participating Broker-Dealers of the Exchange Securities pursuant to, such Prospectus and any amendment or supplement thereto.

      (e) If (A) a Shelf Registration is filed pursuant to Section 3 or (B) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any
Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, notify the selling Holders of Registrable Securities, their Special Counsel (if the Issuers have been notified of the identity of such Special Counsel), each Participating Broker-Dealer and the managing underwriters, if any, promptly (but in any event within two Business Days), and, if requested by such Person, confirm such notice in writing, (i) when a Prospectus or any prospectus supplement or Registration Statement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation of any proceedings for that purpose, (iii) if, at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities, the representations and warranties of the Issuers and the Guarantors contained in any agreement (including any underwriting agreement) contemplated by Section 6(n) below cease to be true and correct in any material respect, (iv) of the receipt by the Issuers or any of the Guarantors of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable
Securities or the Exchange Securities to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the contemplation, initiation or threatening of any proceeding for such purpose, (v) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference to be untrue in any material respect or that requires the making of any additions to or changes in such Registration Statement, Prospectus or documents so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading, (vi) of the Issuers' and the Guarantors' reasonable determination that a post-effective amendment to a Registration Statement would be appropriate, and (vii) of any written request by the

SEC for post-effective amendments to the Registration Statement or supplements to the Prospectus.

      (f) Use their respective reasonable best efforts to register or qualify, and, if applicable, to cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of, Registrable Securities to be included in a Registration Statement for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer or the managing underwriters reasonably request in writing; and, if Securities are offered other than through an Underwritten Offering, the Issuers and the Guarantors shall cause their respective counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 6(f) at the expense of the Issuers and the Guarantors; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Securities covered by the applicable Registration Statement; provided, however, that none of the Issuers or the Guarantors shall be required to (i) register or qualify generally to do business in any jurisdiction where it is not then so qualified,
(ii) take any action that would subject it to general service of process in any jurisdiction where it is not then so subject or (iii) take any action that would subject it to general taxation in respect of doing business in any such jurisdiction where it is not then so subject.

      (g) Use their respective reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Securities for sale in any jurisdiction, and, if any such order is issued, use their respective reasonable best efforts to obtain the withdrawal or lifting of any such order at the earliest possible time.

      (h) If (i) a Shelf Registration is filed pursuant to Section 3 or (ii) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any
Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, and if requested by the managing underwriters, if any, such Participating Broker-Dealer or the Holders of a majority in aggregate principal amount of the Registrable Securities, (A) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, or such Holders reasonably request to be included therein as required to comply with any Applicable Law and (B) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Issuers and the Guarantors have received notification of such matters required by Applicable Law to be incorporated in such Prospectus supplement or post-effective amendment.

      (i) If (i) a Shelf Registration is filed pursuant to Section 3 or (ii) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any
Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, cooperate with the selling Holders, such Participating Broker-Dealer and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company ("DTC"); and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, such Participating Broker-Dealer or the Holders may request.

      (j) If (i) a Shelf Registration is filed pursuant to Section 3 or (ii) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any
Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, upon the occurrence of any event contemplated by Section
6(e)(v), 6(e)(vi) or 6(e)(vii), as promptly as practicable prepare a post-effective amendment to the Registration Statement, a supplement to the related Prospectus or a supplement or amendment to any such document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder or to the purchasers of the Exchange Securities to whom such Prospectus will be delivered by a Participating Broker-Dealer, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, if SEC review is required, use their respective reasonable best efforts to cause such post-effective amendment to be declared effective as soon as practicable.

      (k) Use their respective reasonable best efforts to cause the Securities covered by a Registration Statement to be rated with the appropriate rating agencies, if appropriate, and if so requested by the Holders of a majority in aggregate principal amount of Securities covered by such Registration Statement or the managing underwriters, if any.

      (l) Prior to the effective date of the first Registration Statement relating to the Securities, (i) provide the applicable trustee with printed certificates for the Securities in a form eligible for deposit with DTC and (ii) provide a CUSIP number for each of the Securities.

      (m) Use their respective commercially reasonable efforts to cause all Securities covered by such Registration Statement to be listed on each securities exchange, if any, on which similar debt securities issued by the Issuers are then listed.

      (n) If a Shelf Registration is filed pursuant to Section 3, enter into such agreements (which, if such Shelf Registration is an Underwritten Offering, shall include an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings) and take all such other reasonable actions in connection therewith (including those reasonably requested by the managing underwriters, if the offering is an Underwritten Offering, or the Holders of a majority in aggregate principal amount of Registrable Securities being sold, if the offering is not an Underwritten Offering) in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, (i) make such representations and warranties to the Holders, if the offering is not an Underwritten Offering, or the underwriters, if the offering is an Underwritten Offering, with respect to the business of the Issuers and their respective subsidiaries, if any, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by Issuers to underwriters in Underwritten Offerings of debt securities similar to the Securities, and confirm the same if and when reasonably requested; (ii) obtain opinions of counsel to the Issuers and the Guarantors and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if the offering is an Underwritten Offering, or the Holders of a majority in aggregate principal amount of the Registrable Securities being sold, if the offering is not an Underwritten Offering, provided, that with respect to the Holders of a majority in aggregate principal amount of the Registrable Securities being sold, such opinion shall be deemed to be reasonably satisfactory to such Holders if such Holders do not provide to the Issuers written notice of their objection to such opinion within five Business Days after their receipt of such opinion), addressed to each selling Holder and each of the underwriters, if any, covering the matters customarily covered in opinions requested in Underwritten Offerings of debt securities similar to the Securities; (iii) obtain "cold comfort" letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters) from the independent certified public accountants of the Issuers and the Guarantors (and, if necessary, any other independent certified public accountants of any subsidiary of the Issuers or of any business acquired by the Issuers for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with Underwritten Offerings of debt securities similar to the Securities; and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold, if the offering is not an Underwritten Offering, or the managing underwriters, if the offering is an Underwritten Offering, to evidence the continued validity of the representations and warranties of the Issuers and the Guarantors and their respective subsidiaries, if any, made pursuant to clause (i) above and to evidence compliance with any conditions contained in the underwriting agreement or other similar agreement entered into by the Issuers and the Guarantors.

      (o) Comply with all applicable rules and regulations of the SEC and make generally available to their respective security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing on the first day of the fiscal quarter following each fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Issuers after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

      (p) Upon consummation of an Exchange Offer or Private Exchange, obtain an opinion of counsel to the Issuers and the Guarantors (in form, scope and substance reasonably satisfactory to the Initial Purchaser), addressed to the Trustee for the benefit of all Holders participating in the Exchange Offer or Private Exchange, as the case may be, to the effect that (i) the Issuers and the Guarantors have duly authorized, executed and delivered the Exchange Securities or the Private Exchange Securities, as the case may be, and the Indenture, (ii) the Exchange Securities or the Private Exchange Securities, as the case may be, and the Indenture constitute legal, valid and binding obligations of the Issuers and the Guarantors, enforceable against the Issuers and the Guarantors in accordance with their respective terms and (iii) all obligations of the Issuers and the Guarantors under the Exchange Securities or the Private Exchange Securities, as the case may be, and the Indenture are secured by Liens (as defined in the Indenture) on the assets securing the obligations of the Issuers and the Guarantors under the Notes and the Indenture immediately prior to the consummation of such Exchange Offer or Private Exchange, as the case may be, in the case of each of clauses (i), (ii) and (iii), subject to customary exceptions, assumptions and qualifications.

      (q) If an Exchange Offer or Private Exchange is to be consummated, upon delivery of the Registrable Securities by such Holders to the Issuers and the Guarantors (or to such other Person as directed by the Issuers and the Guarantors) in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be, the Issuers and the Guarantors shall request the Issuers' exchange agent or transfer agent to mark on such Registrable Securities that such Registrable Securities are being cancelled in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be, and that such Registrable Securities not be marked as paid or otherwise satisfied.

      (r) Cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD.

      (s) Use their respective reasonable best efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby.

      The  Issuers  and the  Guarantors  may  require  each  selling  Holder  of
Registrable   Securities  as  to  which  any   registration  is  being  effected
(including, without limitation, any Shelf Registration) to furnish to the Issuers and Guarantors in writing such information regarding such selling Holder and the distribution of such Registrable Securities as the Issuers or the Guarantors may, from time to time, reasonably request, including the information specified in Item 507 or 508 of Regulation S-K, as applicable, under the Securities Act and any other information regarding such selling Holder and the distribution of such Registrable Securities required, in the opinion of counsel to the Issuers, under the securities laws to be included in the Registration Statement (the "SEC REQUIRED INFORMATION"). The Issuers and the Guarantors may exclude from any registration of Registrable Securities (including, without limitation, any Shelf Registration) the Registrable Securities of any selling Holder who fails to furnish to the Issuers, within 20 days after receipt of a written request therefor, the SEC Required Information. No such selling Holder shall be entitled to liquidated damages pursuant to Section 4 unless and until such selling Holder shall have provided the SEC Required Information. Each Holder whose Registrable Securities are to be included in a Shelf Registration Statement agrees to promptly furnish to the Issuers all additional information required to be disclosed in order to make the information previously furnished to the Issuers by such Holder not materially misleading.

      Each Holder and each Participating Broker-Dealer agrees by acquisition of such Registrable Securities or Exchange Securities that, upon receipt of written notice from the Issuers and the Guarantors of the happening of any event of the kind described in Section 6(e)(ii), 6(e)(iv), 6(e)(v), 6(e)(vi) or 6(e)(vii), such Holder will forthwith discontinue disposition (in the jurisdictions specified in a notice of a 6(e)(iv) event, and elsewhere in a notice of a 6(e)(ii), 6(e)(v), 6(e)(vi) or 6(e)(vii)
event) of such Securities covered by such Registration Statement or Prospectus until the earlier of (i) such Holder's receipt of the copies of the amended or supplemented Prospectus contemplated by Section 6(j); or (ii) the time such Holder is advised in writing (the "ADVICE") by the Issuers and the Guarantors that offers or sales in a particular jurisdiction may be resumed, or that the use of the applicable Prospectus may be resumed, as the case may be, and has received copies of any amendments or supplements thereto. If the Issuers and the Guarantors shall give such notice, each of the Effectiveness Period and the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of such Securities covered by such Registration Statement shall have received (x) the copies of the amended or supplemented Prospectus contemplated by Section 6(j) or (y) the Advice.

7.    REGISTRATION EXPENSES.

      (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Issuers and the Guarantors shall be borne by the Issuers and the Guarantors whether or not the Exchange Offer is consummated or the Exchange Offer Registration Statement or a Shelf Registration is filed or becomes effective, including, without limitation:

            (i) all registration and filing fees (including, without limitation,
(A) fees with respect to filings required to be made with the NASD and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities or Exchange Securities and determination of the eligibility of the Registrable Securities or Exchange Securities for investment under the laws of such jurisdictions (x) where the Holders are located, in the case of the Exchange Securities, or (y) as provided in Section 6(f), in the case of Registrable Securities or Exchange Securities to be sold by a Participating Broker-Dealer during the Applicable Period));

            (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities or Exchange Securities in a form eligible for deposit with DTC and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any, or, in respect of Registrable Securities or Exchange Securities to be sold by a Participating Broker-Dealer during the Applicable Period, by the Holders of a majority in aggregate principal amount of the Registrable Securities included in any Registration Statement or of such Exchange Securities, as the case may be);

            (iii)  messenger,   telephone,   duplication,  word  processing  and
delivery expenses incurred by the Issuers and the Guarantors in the performance of their obligations hereunder;

            (iv) fees and disbursements of counsel for the Issuers, the Guarantors and, subject to Section 7(b), the Holders;

            (v) fees and disbursements of all independent certified public accountants referred to in Section 6(n)(iii) (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance);

            (vi) fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Section 3 of Schedule E to the By-laws of the NASD, but only where the need for such a "qualified independent underwriter" arises due to a relationship with the Issuers and the Guarantors;

            (vii) Securities Act liability insurance, if the Issuers and the Guarantors so desire such insurance

            (viii) fees and expenses of all other Persons, including special experts, retained by the Issuers or the Guarantors; internal expenses of the Issuers and the Guarantors (including, without limitation, all salaries and expenses of their respective officers and employees performing legal or accounting duties), and the expenses of any annual audit; and

            (ix) rating agency fees and the fees and expenses incurred in connection with the listing (if any) of the Securities to be registered on any securities exchange.

      (b) The Issuers and the Guarantors shall reimburse the Holders for the reasonable fees and disbursements of not more than one counsel (in addition to appropriate local counsel) chosen by the Holders of a majority in aggregate principal amount of the Registrable Securities to be included in any Registration Statement and other reasonable and necessary out-of-pocket expenses of the Holders incurred in connection with the registration of the Registrable Securities.

8.    INDEMNIFICATION.

      (a) Indemnification by the Issuers and the Guarantors. The Issuers and the Guarantors, jointly and severally, shall, without limitation as to time, indemnify and hold harmless each Holder and each Participating Broker-Dealer, each Person who controls (within the meaning of Section 15 of the Securities Act or Section

20(a) of the Exchange Act (any of such persons being hereinafter referred to as a "CONTROLLING PERSON")) each such Holder and any such Participating Broker-Dealer and the members, managers, officers, directors, partners, employees, representatives and agents of each such Holder, Participating Broker-Dealer and controlling person (collectively, the "HOLDER INDEMNIFIED PARTIES"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (including, without limitation, costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, "LOSSES"), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus, Prospectus or form of prospectus, or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that neither the Issuers nor the Guarantors shall be obligated to indemnify or hold harmless any Person pursuant to this Section 8 for any Losses insofar as such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, Prospectus or form of prospectus, or in any amendment or supplement thereto, in reliance upon or in conformity with information relating to such Holder or Participating Broker-Dealer and furnished in writing to the Issuers and the Guarantors by such Holder or Participating Broker-Dealer expressly for use therein. The Issuers and each of the Guarantors shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their members, managers, officers, directors, agents and employees and each of their respective controlling persons to the same extent as provided above with respect to the indemnification of the Holder Indemnified Parties.

      (b) Indemnification by Holders of Registrable Securities. In connection with any Registration Statement, preliminary prospectus, Prospectus or form of prospectus, or any amendment or supplement thereto, in which a Holder is participating, such Holder shall furnish to the Issuers and the Guarantors in writing such information as the Issuers and the Guarantors reasonably request for use in connection with any such Registration Statement, preliminary prospectus, Prospectus or form of prospectus, any amendment or supplement thereto, and shall, severally and not jointly, without limitation as to time, indemnify and hold harmless the Issuers and the Guarantors, their respective members, managers, directors, officers, agents and employees, each controlling person of the Issuers or any of the Guarantors and the members, managers, directors, officers, partners, representatives, agents or employees of such controlling persons, to the fullest extent lawful, from and against any and all Losses, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any such Registration Statement, preliminary prospectus, Prospectus or form of prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent, but only to the extent, that such untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact is contained in or omitted from any information so furnished in writing by such Holder to the Issuers and the Guarantors expressly for use in any Registration Statement, preliminary prospectus, Prospectus or form of prospectus, or any amendment or supplement thereto. In no event shall the liability of any selling Holder be greater in amount than such Holder's Maximum Contribution Amount (as defined below).

      (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnification hereunder (an "INDEMNIFIED PARTY"), such indemnified party shall promptly notify the party or parties from which such indemnification is sought (the "INDEMNIFYING PARTIES") in writing; provided, that the failure to so notify the indemnifying parties shall not relieve the indemnifying parties from any obligation or liability except to the extent (but only to the extent) that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal) that the indemnifying parties have been prejudiced materially by such failure.

      The indemnifying parties shall have the right, exercisable by giving written notice to an indemnified party, within 20 Business Days after receipt of written notice from such indemnified party of such Proceeding, to assume, at their expense, the defense of any such Proceeding; provided, that an indemnified party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless: (i) the indemnifying parties have agreed to pay such fees and expenses; (ii) the indemnifying parties shall have failed promptly to assume the defense of such Proceeding or shall have failed to employ counsel reasonably satisfactory to such indemnified party; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such indemnified party and one or more indemnifying parties (or any affiliates or controlling persons of any of the indemnifying parties), and such indemnified party shall have been advised by counsel that there may be one or more defenses available to such indemnified party that are in addition to, or in conflict with, those defenses available to the indemnifying party or such affiliate or controlling person (in which case, if such indemnified party notifies the indemnifying parties in writing that it elects to employ separate counsel at the expense of the indemnifying parties, the indemnifying parties shall not have the right to assume the defense thereof and the reasonable fees and expenses of such counsel shall be at the expense of the indemnifying parties; it being understood, however, that, the indemnifying parties shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party).

      No indemnifying party shall be liable for any settlement of any such Proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such Proceeding, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all Losses by reason of such settlement or judgment. The indemnifying party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such Proceeding for which such indemnified party would be entitled to indemnification hereunder (whether or not any indemnified party is a party thereto).

      (d) Contribution. If the indemnification provided for in this Section 8 is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless for any Losses in respect of which this Section 8 would otherwise apply by its terms (other than by reason of exceptions provided in this Section
8), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses,
(i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party, on the one hand, and such indemnified party, on the other hand, from the sale of Registrable Securities, or (ii) if the allocation provided by clause (i) above is not permitted by Applicable Law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such statement or omission. The amount paid or payable by an indemnified party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 8(a) or 8(b) was available to such party.

      The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(d), an indemnifying party that is a selling Holder shall not be required to contribute, in the aggregate, any amount in excess of such Holder's Maximum Contribution Amount. A selling Holder's "MAXIMUM CONTRIBUTION AMOUNT" shall equal the excess, if any, of (i) the aggregate proceeds received by such Holder pursuant to the sale of the Registrable Securities giving rise to such indemnification obligation over (ii) the aggregate amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of the Registrable Securities held by each Holder hereunder and not joint. The Issuers' obligations to contribute pursuant to this Section 8(d) are joint and several.

      The indemnity and contribution agreements contained in this Section 8 are in addition to any liability that the indemnifying parties otherwise may have to the indemnified parties.

9.    RULE 144 AND RULE 144A.

      Each of the Issuers covenants that (a) during any period that it is required to file reports under the Securities Act or the Exchange Act, it shall file all reports required to be filed by it in a timely manner in order to comply with the current public information requirements of Rule 144 under the Securities Act and (b) during any period that it is not required to file such reports, it shall, upon the request of any Holder, make available to each Holder or beneficial owner of Registrable Securities and to any prospective purchaser of Registrable Securities designated by such Holder or beneficial owner the information required by Rule 144A(d)(4) under the Securities Act. Each of the Issuers shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act pursuant to the exemptions provided by Rule 144 and Rule 144A, subject to the expiration of the holding period required for sales under Rule 144(k) under the Securities Act. Upon the written request of any Holder, each of the Issuers and the Guarantors shall deliver to such Holder a written statement as to whether such Issuer or Guarantor has complied with such information requirements. Nothing in this Section 9 shall be deemed to require the Issuers to register any Securities pursuant to the Exchange Act.

10.   UNDERWRITTEN REGISTRATIONS.

      If any of the Registrable Securities covered by any Shelf Registration are to be sold in an Underwritten Offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Securities included in such offering and shall be reasonably acceptable to the Issuers.

      No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

11.   MISCELLANEOUS.

      (a) Remedies. In the event of a breach by either of the Issuers or any of the Guarantors of any of their respective obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein, in the Indenture or, in the case of the Initial Purchaser, in the Purchase Agreement, or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Issuers and the Guarantors agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by either of the Issuers or any of the Guarantors of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, the Issuers and the Guarantors shall waive the defense that a remedy at law would be adequate.

      (b) No Inconsistent Agreements. The Issuers and the Guarantors have not entered into, as of the date hereof, and shall not enter into, after the date of this Agreement, any agreement with respect to any of their respective securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

      (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of (i) the Issuers and (ii) the Holders of at least a majority of the then outstanding aggregate principal amount of Registrable Securities; provided, that Sections 4(a) and 8 shall not be amended, modified or supplemented, and waivers or consents to departures from this proviso may not be given, unless the Issuers have obtained the written consent of each Holder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority in aggregate principal amount of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. Notwithstanding the foregoing, the Issuers and the
Guarantors may amend, supplement or modify the Registration Rights Agreement without the consent of any Holder as provided in Section 9.1 of the Indenture.

      (d) Notices. All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, certified first-class mail with return receipt requested, next-day air courier or facsimile:

            (i) if to a Holder, at the most current address of such Holder as set forth on the register kept by the Registrar (as defined in the Indenture), with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, facsimile number (213) 687-5600,
Attention: Nicholas P. Saggese, Esq.; and

            (ii) if to either of the Issuers or any of the Guarantors, to Diamond Jo, LLC, 400 East Third Street, P.O. Box 1750, Dubuque, Iowa 52004, facsimile number: (563) 690-2190, Attention: Natalie Schramm, with a copy to Peninsula Gaming Partners, LLC, 7137 Mission Hills Drive, Las Vegas, Nevada 89113, facsimile number: (702) 247-6822, Attention: Michael S. Luzich, and an additional copy to Mayer, Brown, Rowe & Maw, 1675 Broadway, New York, New York 10019-5820, facsimile number: (212) 262-1910, Attention: Nazim Zilkha, Esq., or at such other address, notice of which is given in accordance with the provisions of this Section 11(d).

      All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier, if sent by next-day air courier; and when receipt is acknowledged by the addressee, if sent by facsimile.

      Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in the Indenture.

      (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including without limitation and without the need for an express assignment, subsequent Holders.

      (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. When a reference is made in this Agreement to a Section, paragraph, subparagraph, Schedule or Exhibit, such reference shall mean a Section, paragraph, subparagraph, Schedule or Exhibit to this Agreement unless otherwise indicated. The words "INCLUDE," "INCLUDES," and "INCLUDING" when used in this Agreement shall be deemed in each case to be followed by the words "WITHOUT LIMITATION."
The phrases "THE DATE OF THIS AGREEMENT," "THE DATE HEREOF," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to April 16, 2004. The words "HEREOF," "HEREIN," "HEREWITH," "HEREBY" and "HEREUNDER" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

      (h) GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED, AND THE RIGHTS OF THE PARTIES SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(b) OF NEW YORK CIVIL PRACTICE LAWS AND RULES. EACH ISSUER AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH ISSUER AND EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING

BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH ISSUER AND EACH GUARANTOR IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH ISSUER OR SUCH GUARANTOR, AS THE CASE MAY BE, AT ITS ADDRESS SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY TO THIS AGREEMENT IN ANY OTHER JURISDICTION.

      (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their respective reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

      (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Issuers and the Guarantors in respect of securities sold pursuant to the Purchase Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

      (k)  Securities  Held  By  Either  of  the  Issuers  or  their  Respective
Affiliates. Whenever the consent or approval of Holders of a specified percentage of the principal amount of Registrable Securities is required hereunder, Registrable Securities held by either of the Issuers or their respective affiliates (as such term is defined in Rule 405 under the Securities
Act) (other than Holders deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.


                       [signature pages follow this page]

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



                              "ISSUERS":

                              DIAMOND JO, LLC


                              By: /s/M. BRENT STEVENS
                                  ----------------------------
                                  Name:  M. Brent Stevens
                                  Title: Chief Executive Officer


                              THE OLD EVANGELINE DOWNS CAPITAL CORP.


                              By: /s/M. BRENT STEVENS
                                  ----------------------------
                                  Name:  M. Brent Stevens
                                  Title: Chief Executive Officer

                             "GUARANTORS":

                             PENINSULA GAMING CORP.

                              By: /s/M. BRENT STEVENS
                                  ----------------------------
                                  Name:  M. Brent Stevens
                                  Title: Chief Executive Officer


                              THE OLD EVANGELINE DOWNS, L.L.C.


                              By: /s/M. BRENT STEVENS
                                  ----------------------------
                                  Name:  M. Brent Stevens
                                  Title: Chief Executive Officer

ACCEPTED AND AGREED TO:

JEFFERIES & COMPANY, INC.



By: /s/STEVE CROXTON
   -----------------------
   Name:  Steve Croxton
   Title: Managing Director

                                                                       EXHIBIT A

                                 DIAMOND JO, LLC
                    THE OLD EVANGELINE DOWNS CAPITAL CORP.

               $233,000,000 8 3/4% SENIOR SECURED NOTES DUE 2012

                 JOINDER TO THE REGISTRATION RIGHTS AGREEMENT

                                                      __________________, 2004



JEFFERIES & COMPANY, INC.
11100 Santa Monica Boulevard
10th Floor
Los Angeles, California 90025


Ladies and Gentlemen:

            Reference is made to the Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT") dated April 16, 2004, by and among Diamond Jo, LLC, a Delaware limited liability company (the "COMPANY"), The Old Evangeline Downs Capital Corp., a Delaware corporation ("CAPITAL" and, together with the Company, the "ISSUERS"), and the Guarantors listed on the signature pages thereto under the heading "Guarantors," on the one hand, and Jefferies & Company, Inc. (the "INITIAL PURCHASER"), on the other hand. Capitalized terms used herein but not defined herein shall have the respective meanings assigned to such terms in the Registration Rights Agreement.

            This letter agreement is being executed and delivered concurrently with the consummation of the Reorganization Transactions.

            1. Joinder. Peninsula Gaming, LLC, a Delaware limited liability company (the "PARENT ISSUER"), hereby agrees to be bound by the terms, conditions and other provisions of the Registration Rights Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as an "Issuer" therein and as if the Parent Issuer had executed the Registration Rights Agreement on the date thereof.

            2. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED, AND THE RIGHTS OF THE PARTIES SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE

STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION, SECTIONS 5 1401 AND 5 1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(b) OF NEW YORK CIVIL PRACTICE LAWS AND RULES. EACH ISSUER AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH ISSUER AND EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH ISSUER AND EACH GUARANTOR IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH ISSUER OR SUCH GUARANTOR, AS THE CASE MAY BE, AT ITS ADDRESS SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY TO THIS AGREEMENT IN ANY OTHER JURISDICTION.

            3. Counterparts. This letter agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            4. Amendments. No amendment or waiver of any provision of this letter agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

            5.  Headings.   The  headings  in  this  letter  agreement  are  for
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                            [signature pages follow]

            If the foregoing is in accordance with your understanding of this letter agreement, kindly sign and return to us a counterpart thereof, whereupon this instrument will become a binding agreement among the Issuers, the Guarantors, the Parent Issuer party hereto and the Initial Purchaser in accordance with its terms.

                              Very truly yours,

                              PENINSULA GAMING, LLC


                              By:___________________________________
                                 Name:
                                 Title:

ACCEPTED AND AGREED TO:

JEFFERIES & COMPANY, INC.



By:___________________________
   Name:
   Title: